

                         CONSECO, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                     ASSETS


                                                                                               March 31,       December 31,
                                                                                                 1995              1994
                                                                                                 ----              ----
                                                                                              (restated)         (audited)
                                                                                              (unaudited)
Investments:
   Actively managed fixed maturities at fair value (amortized cost:
      1995 - $12,518.6; 1994 - $7,440.5).....................................................$12,285.7          $ 7,067.1
   Equity securities at fair value (cost: 1995 - $46.8; 1994 - $43.0)........................     45.2               39.6
   Mortgage loans............................................................................    376.2              142.6
   Credit-tenant loans.......................................................................    216.1               69.0
   Policy loans..............................................................................    310.6              175.1
   Investment in CCP Insurance, Inc..........................................................      -                195.4
   Other invested assets.....................................................................     95.2               68.7
   Trading account securities................................................................      -                 21.6
   Short-term investments....................................................................    242.1              295.4
   Assets held in separate accounts..........................................................    187.8               84.9
                                                                                             ---------          ---------

         Total investments................................................................... 13,758.9            8,159.4

Accrued investment income....................................................................    226.7              126.3
Reinsurance receivables......................................................................     87.7               45.5
Income taxes.................................................................................     73.3              195.2
Cost of policies purchased...................................................................  1,193.3            1,021.6
Cost of policies produced....................................................................    480.0              300.7
Goodwill (net of accumulated amortization: 1995 -$31.4; 1994 - $25.3)........................    781.5              687.7
Property and equipment (net of accumulated depreciation: 1995 - $29.1; 1994 - $27.1).........     91.6               89.1
Securities segregated for the future redemption of redeemable preferred
   stock of a subsidiary.....................................................................     36.9               36.2
Cash segregated for the redemption of subordinated debentures of a subsidiary................     23.2               24.2
Other assets.................................................................................    143.6              126.0
                                                                                             ---------          ---------

         Total assets........................................................................$16,896.7          $10,811.9
                                                                                             =========          =========









                            (continued on next page)






               The accompanying notes are an integral part of the
                       consolidated financial statements.



                         CONSECO, INC. AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEET (Continued)
                              (Dollars in millions)

                      LIABILITIES AND SHAREHOLDERS' EQUITY




                                                                                               March 31,       December 31,
                                                                                                 1995              1994
                                                                                                 ----              ----
                                                                                              (restated)         (audited)
                                                                                              (unaudited)
Liabilities:
   Insurance liabilities.....................................................................  $ 13,022.1      $  8,537.4
   Investment borrowings.....................................................................     1,002.9             -
   Other liabilities.........................................................................       369.5           318.0
   Liabilities related to separate accounts..................................................       187.8            84.9
   Notes payable of Conseco..................................................................       418.2           191.8
   Notes payable of Partnership II entities, not direct obligations of Conseco...............       315.7           331.1
   Notes payable of Bankers Life Holding Corporation, not direct obligations of Conseco......       280.2           280.0
                                                                                               ----------       ---------

           Total liabilities.................................................................    15,596.4         9,743.2
                                                                                               ----------       ---------

Minority interest............................................................................       554.7           321.7
                                                                                               ----------       ---------

Shareholders' equity:
    Preferred stock..........................................................................       283.5           283.5
    Common stock, no par value, and additional paid-in capital; 500,000,000 shares
       authorized; shares issued and outstanding: 1995 - 20,203,705; 1994 - 22,184,850.......       152.0           165.8
    Unrealized depreciation of securities (net of applicable deferred
       income tax benefits: 1995 - $34.9; 1994 - $65.9)......................................       (67.2)         (139.7)
    Retained earnings........................................................................       377.3           437.4
                                                                                               ----------       ---------

           Total shareholders' equity........................................................       745.6           747.0
                                                                                               ----------       ---------

           Total liabilities and shareholders' equity........................................   $16,896.7       $10,811.9
                                                                                                =========       =========



















               The accompanying notes are an integral part of the
                       consolidated financial statements.




                         CONSECO, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                              (Dollars in millions)
                                   (unaudited)

                                                                                                 Three months ended
                                                                                                      March 31,
                                                                                                 --------------------
                                                                                                 1995            1994
                                                                                                 ----            ----
                                                                                              (restated)
Revenues:
   Insurance policy income...................................................................    $367.6        $321.1
   Investment activity:
      Net investment income..................................................................     270.8          68.5
      Net trading income.....................................................................       1.8           -
      Net realized gains (losses)............................................................       1.5          (7.6)
   Fee revenue...............................................................................       7.9          12.9
   Equity in earnings of CCP Insurance, Inc..................................................       -             8.0
   Equity in earnings of Western National Corporation........................................       -            21.9
   Restructuring income .....................................................................       -            65.3
   Other income..............................................................................       2.7            .1
                                                                                                 ------        ------

      Total revenues.........................................................................     652.3         490.2
                                                                                                 ------        ------

Benefits and expenses:
   Insurance policy benefits.................................................................     275.1         232.3
   Change in future policy benefits..........................................................       3.7          11.1
   Interest expense on annuities and financial products......................................     138.2          14.6
   Interest expense on notes payable.........................................................      26.2          13.5
   Interest expense on investment borrowings.................................................       3.4           2.2
   Amortization related to operations........................................................      51.4          30.2
   Amortization related to realized gains and losses.........................................       2.7           (.9)
   Other operating costs and expenses........................................................      65.8          53.0
                                                                                                 ------        ------

      Total benefits and expenses............................................................     566.5         356.0
                                                                                                 ------        ------

      Income before income taxes, minority interest and extraordinary charge.................      85.8         134.2
Income tax expense...........................................................................      35.0          39.8
                                                                                                 ------        ------

      Income before minority interest and extraordinary charge ..............................      50.8          94.4
Minority interest............................................................................      26.4          11.9
                                                                                                 ------        ------

      Income before extraordinary charge.....................................................      24.4          82.5
Extraordinary charge on extinguishment of debt, net of taxes and minority interest...........       -             2.4
                                                                                                 ------        ------

      Net income.............................................................................      24.4          80.1
Less preferred stock dividends...............................................................       4.6           4.7
                                                                                                 ------        ------
      Net income applicable to common stock..................................................    $ 19.8        $ 75.4
                                                                                                 ======        ======

                            (continued on next page)






               The accompanying notes are an integral part of the
                       consolidated financial statements.




                         CONSECO, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF OPERATIONS, continued
                  (Dollars in millions, except per share data)
                                   (unaudited)


                                                                                                Three months ended
                                                                                                     March 31,
                                                                                              -----------------------
                                                                                              1995               1994
                                                                                              ----               ----
                                                                                           (restated)
Earnings per common share and common equivalent share:
   Primary:
      Weighted average shares outstanding............................................... 21,830,000        28,304,000
      Net income before extraordinary charge............................................      $ .91             $2.76
      Extraordinary charge..............................................................       -                  .09
                                                                                              -----             -----

         Net income.....................................................................      $ .91             $2.67
                                                                                              =====             =====

   Fully diluted:
      Weighted average shares outstanding............................................... 21,830,000        32,814,000
      Net income before extraordinary charge............................................      $ .91             $2.51
      Extraordinary charge..............................................................        -                 .07
                                                                                              -----             -----

         Net income.....................................................................      $ .91             $2.44
                                                                                              =====             =====
































               The accompanying notes are an integral part of the
                       consolidated financial statements.




                         CONSECO, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                              (Dollars in millions)
                                   (unaudited)

                                                                                              Three months ended
                                                                                                  March 31,
                                                                                            ---------------------
                                                                                            1995           1994
                                                                                            ----           ----
Preferred stock:
   Balance, beginning and end of period.................................................  $ 283.5        $ 287.5
                                                                                          =======        =======

Common stock and additional paid-in capital:
   Balance, beginning of period.........................................................  $ 165.8        $ 102.8
      Amounts related to stock options and employee benefit plans.......................      1.1           17.4
      Tax benefit related to issuance of shares under employee benefit plans............       .1           67.5
      Cost of shares acquired charged to common stock and additional paid-in capital....    (15.0)         (13.1)
                                                                                          -------        -------

   Balance, end of period...............................................................  $ 152.0        $ 174.6
                                                                                          =======        =======

Unrealized appreciation (depreciation) of securities:
   Balance, beginning of period.........................................................  $(139.7)       $  97.5
      Change in unrealized appreciation (depreciation)..................................     72.5         (126.6)
                                                                                          -------        -------
   Balance, end of period...............................................................  $ (67.2)       $ (29.1)
                                                                                          =======        =======

Retained earnings:
   Balance, beginning of period.........................................................  $ 437.4        $ 654.8
      Net income .......................................................................     24.4           80.1
      Cost of shares acquired charged to retained earnings..............................    (77.4)        (175.9)
      Dividends on common stock.........................................................     (2.5)          (3.2)
      Dividends on preferred stock......................................................     (4.6)          (4.7)
                                                                                          -------        -------

   Balance, end of period...............................................................  $ 377.3        $ 551.1
                                                                                          =======        =======

         Total shareholders' equity.....................................................  $ 745.6        $ 984.1
                                                                                          =======        =======





















               The accompanying notes are an integral part of the
                       consolidated financial statements.



                         CONSECO, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                              (Dollars in millions)
                                   (unaudited)
                                                                                             Three months ended
                                                                                                 March 31,
                                                                                             ------------------
                                                                                            1995           1994
                                                                                            ----           ----
                                                                                         (restated)
Cash flows from operating activities:
   Net income.....................................................................      $    24.4       $  80.1
   Adjustments to reconcile net income to net cash provided by operating activities:
      Amortization and depreciation...............................................           56.1          31.1
      Income taxes................................................................           20.6          34.2
      Insurance liabilities.......................................................            1.1          29.2
      Interest credited to insurance liabilities..................................          138.2          14.6
      Fees charged to insurance liabilities.......................................          (25.8)         (8.9)
      Accrual and amortization of investment income...............................          (76.6)        (11.1)
      Deferral of cost of policies produced.......................................          (79.3)        (31.6)
      Restructuring income........................................................            -           (65.3)
      Equity in undistributed earnings of Western National Corporation............            -           (21.9)
      Equity in undistributed earnings of CCP Insurance, Inc......................            -            (7.8)
      Trading account securities..................................................            -            20.9
      Minority interest...........................................................           21.0          11.4
      Extraordinary charge on extinguishment of debt..............................            -             2.4
      Realized gains (losses) and trading income (losses).........................           (3.3)          7.6
      Other.......................................................................           14.5          13.9
                                                                                       ----------        ------

         Net cash provided by operating activities................................           90.9          98.8
                                                                                       ----------        ------

Cash flows from investing activities:
   Sales of investments...........................................................          701.9         554.6
   Maturities and redemptions.....................................................           79.1          56.5
   Purchases of investments.......................................................       (2,011.5)       (705.6)
   Purchase of additional shares of Bankers Life Holding Corporation..............          (31.5)           -
   Purchase of additional shares of subsidiaries common stock by subsidiaries.....          (44.5)           -
   Cash held by CCP Insurance, Inc. before consolidation..........................          123.0            -
   Cash held by Western National Corporation before deconsolidation
      and the settlement of intercompany balances.................................            -          (352.5)
   Proceeds from sale of shares of Western National Corporation and
      related transactions........................................................            -           537.9
   Other..........................................................................             .2          (4.3)
                                                                                        ---------        ------

           Net cash provided (used) by investing activities ......................       (1,183.3)         86.6
                                                                                        ---------        ------

Cash flows from financing activities:
   Issuance of capital stock  ....................................................             .3          16.0
   Issuance of notes payable of Conseco, net .....................................           59.6            -
   Payments on notes payable of Conseco ..........................................          (30.0)       (220.3)
   Payments on debt of subsidiaries - not direct obligations of Conseco...........          (15.0)        (11.0)
   Payments to repurchase equity securities of Conseco............................          (92.4)       (189.0)
   Deposits to insurance liabilities..............................................          523.1          76.2
   Investment borrowings..........................................................        1,002.9         105.1
   Withdrawals from insurance liabilities.........................................         (402.3)        (30.5)
   Dividends paid ................................................................           (7.1)         (7.9)
                                                                                        ---------        ------

           Net cash provided (used) by financing activities.......................        1,039.1        (261.4)
                                                                                        ---------        ------

           Net decrease in short-term investments.................................          (53.3)        (76.0)

Short-term investments, beginning of period.......................................          295.4         666.4
                                                                                        ---------        ------

Short-term investments, end of period.............................................      $   242.1       $ 590.4
                                                                                        =========       =======

               The accompanying notes are an integral part of the
                       consolidated financial statements.


                         CONSECO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


     The following notes should be read in conjunction with the notes to consolidated financial statements included in the 1994 Form 10-K of Conseco, Inc. ("We", "Conseco" or the "Company"). The consolidated balance sheet as of March 31, 1995, and the consolidated statement of operations and cash flows for the three months ended March 31, 1995, presented in the Company's Form 10-Q for the quarterly period ended March 31, 1995, have been restated to reflect the consolidation of the accounts of CCP Insurance, Inc. ("CCP") effective January 1, 1995 (see "Basis of Presentation - Consolidation issues" below).

     BASIS OF PRESENTATION

     Our unaudited consolidated financial statements as of March 31, 1995 and 1994, reflect all adjustments, consisting only of normal recurring items, which are necessary to present fairly Conseco's financial position and results of operations on a basis consistent with that of our prior audited consolidated financial statements. We have reclassified certain amounts from the prior period to conform to the 1995 presentation.

     Consolidation issues. In August 1995, Conseco completed the purchase of all of the shares of common stock of CCP we did not previously own in a transaction pursuant to which CCP was merged with Conseco, with Conseco being the surviving corporation. Accordingly, the accompanying financial statements have been restated to include the accounts of CCP on the consolidated basis effective January 1, 1995. Such restatement has no effect on the net income or shareholders' equity we report.

     Prior to its initial public offering ("IPO") on February 15, 1994, Western National Corporation ("WNC") was a wholly owned subsidiary of Conseco. We sold 60 percent of our equity interest in WNC in the IPO. After the IPO, we no longer had unilateral control of WNC and we ceased including the accounts of WNC in our consolidated financial statements. We sold our remaining 40 percent interest in WNC on December 23, 1994. Therefore, we had no earnings from WNC in the first quarter of 1995 and our equity in earnings of WNC in the first quarter of 1994 reflected: (i) all of WNC's earnings for the period through February 15, 1994; and (ii) 40 percent of WNC's earnings for the remainder of the quarter.

     Conseco Capital Partners II, L.P. ("Partnership II") acquired American Life Group, Inc. ("AGP," formerly The Statesman Group, Inc. prior to its name change in August 1995) on September 29, 1994 (the "Acquisition"). After the Acquisition, Partnership II owns 80 percent of the outstanding shares of AGP's common stock. Because Conseco Partnership Management, Inc., a wholly owned subsidiary of Conseco, is the sole general partner of Partnership II, Conseco controls Partnership II and AGP, even though its ownership interest is less than 50 percent. Because of this control, Conseco's consolidated financial statements are required to include the accounts of Partnership II and AGP. Immediately after the Acquisition, Conseco, through its direct investment and through its equity interests in the investments made by Bankers Life Holding Corporation ("BLH"), CCP and WNC, had a 27 percent ownership interest in AGP. At March 31, 1995, Conseco's ownership interest in AGP had decreased to 25 percent as the net result of: (i) the sale of Conseco's 40 percent equity interest in WNC on December 23, 1994; (ii) the sale of a portion of CCP's investment in AGP to an unaffiliated company; and (iii) an increase in Conseco's percentage ownership in BLH and CCP due to our stock purchases and the stock purchases by BLH and CCP under their respective share repurchase programs.

     We accounted for the Acquisition of AGP using the purchase method of accounting. Under purchase accounting, we allocated the total purchase cost of AGP to the assets and liabilities acquired, based on a preliminary determination of their fair values. We may adjust this allocation when we make a final determination of such values. We do not believe any adjustment will be material, however.

     ADJUSTMENT TO ACTIVELY MANAGED FIXED MATURITIES

     We classify fixed maturity investments into three categories: "actively managed" (which are carried at estimated fair value), "trading account" (which are carried at estimated fair value) and "held to maturity" (which are carried at amortized cost). We did not classify any fixed maturity investments in the trading account or held to maturity categories at March 31, 1995.

                         CONSECO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)



     Adjustments to carry actively managed fixed maturity investments at fair value have no effect on our earnings. We record them, net of tax and other adjustments, as an adjustment to shareholders' equity. The following table summarizes the effect of these adjustments on Conseco's actively managed fixed maturities as of March 31, 1995.

                                                                                       Effect of fair value
                                                                             Balance      adjustment to
                                                                             before      actively managed      Reported
                                                                           adjustment    fixed maturities       amount
                                                                           ----------    ----------------       ------
                                                                                       (Dollars in millions)
Actively managed fixed maturities........................................  $12,518.6         $(232.9)         $12,285.7
Cost of policies purchased...............................................    1,124.2            69.1            1,193.3
Cost of policies produced................................................      446.4            33.6              480.0
Income tax asset.........................................................       22.9            50.4               73.3
Minority interest........................................................      565.9           (11.2)             554.7
Unrealized appreciation (depreciation) of securities.....................        1.4           (68.6)             (67.2)

     PRO FORMA DATA

     The pro forma data are presented as if the following transactions had all occurred on January 1, 1994: (i) the acquisition of AGP by Partnership II; (ii) the IPO of WNC; and (iii) the sale by Conseco of its remaining 40 percent equity interest in WNC.


                                                                                                      Three months
                                                                                                          ended
                                                                                                     March 31, 1994(a)
                                                                                                     -----------------
                                                                                                     (Dollars in millions,
                                                                                                     except per share data)
Revenues.........................................................................................       $495.0
Income before extraordinary charge...............................................................         19.8
Income before extraordinary charge per common share:
       Primary...................................................................................      $   .54
       Fully diluted.............................................................................          .54

(a) Excludes revenues, net income, net income per primary common share and net income per fully diluted common share from restructuring income related to the IPO of WNC of $65.3 million, $42.4 million, $1.50 and $1.29, respectively.

     CHANGES IN NOTES PAYABLE

     Notes payable of Conseco

      At March 31, 1995, we had drawn $30.0 million under our $200.0 million revolving credit agreements. The interest rate on this amount was 6.88 percent at March 31, 1995.

     At March 31, 1995, notes payable of Conseco include the senior notes of CCP due 2004. The senior notes bear interest at 10.5 percent payable semi-annually, are unsecured and rank pari passu with all other unsecured and unsubordinated debt of Conseco. The notes are not redeemable prior to maturity and are publicly traded on the New York Stock Exchange.

                         CONSECO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)




    Notes payable of Partnership II entities (not direct obligations of Conseco)

     During March 1995, AGP made a scheduled $15.0 million principal payment on its senior term loan. The interest rates on this loan at March 31, 1995, were
8.5 percent for the $115.0 million borrowed under Tranche A and 9.0 percent for the $40.0 million borrowed under Tranche B.

     In connection with the Acquisition, cash was segregated for the redemption of AGP's subordinated debentures. During the three months ended March 31, 1995, an additional $1.0 million principal amount of such subordinated debentures was converted and redeemed. Funds to pay such holders will be held in escrow until the debentures are converted, redeemed or mature.

     Notes payable of BLH (not direct obligations of Conseco)

     During April 1995, BLH made a scheduled $16.0 million principal payment on its senior term loan. The interest rate on this loan was 8.5 percent at March 31, 1995.

     CHANGES IN CAPITAL STOCK

     We repurchased 2.0 million of our common shares during the first three months of 1995 as part of our previously announced stock repurchase program. The total cost of shares repurchased during the first quarter of 1995 of $92.4 million was allocated to shareholders' equity accounts as follows: (i) $15.0 million to common stock and additional paid-in capital (such allocation was based on the average common stock and paid-in capital balance per share); and
(ii) $77.4 million to retained earnings. In April 1995, we announced that we had terminated our common stock repurchase program.

     During the first three months of 1995, we issued 38,218 common shares upon the exercise of stock options. Proceeds from the exercise of options of $.3 million and the related tax benefit of $.1 million were added to common stock and additional paid-in capital.

     During the first three months of 1995, we issued 3,137 shares of common stock to employee benefit plans. As a result, we added $.8 million to common stock and additional paid-in capital.

     REINSURANCE

     The cost of reinsurance ceded for policies containing mortality or morbidity risks totaled $16.6 million and $6.0 million in the first three months of 1995 and 1994, respectively. We deducted this cost from insurance policy income. Reinsurance premiums assumed on policies containing mortality risks totaled $1.7 million and $1.3 million in the first three months of 1995 and 1994, respectively. Reinsurance recoveries netted against insurance policy benefits totaled $13.3 million and $5.7 million in the first three months of 1995 and 1994, respectively.

     Certain annuity policies that were sold by WNC, and subsequently ceded to CCP through a reinsurance agreement, with an accumulated account balance of approximately $73 million at March 31, 1995, are subject to a provision whereby they may be recaptured by WNC. WNC informed the Company in February 1995 that it wished to exercise its option to recapture these policies. This recapture will transpire upon the establishment of a mutually agreed upon value for the business.

                         CONSECO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)




     CHANGES IN MINORITY INTEREST

     During the first quarter of 1995, Conseco purchased an additional 1.5 million common shares of BLH for $31.5 million. This increased our common equity ownership interest in BLH to 62 percent.

     Changes in minority interest during the first three months of 1995 and 1994 are summarized below (dollars in millions):


                                                                                                   1995          1994
                                                                                                   ----          ----
Minority interest, beginning of period.......................................................      $321.7        $223.8
    Consolidation of CCP, effective January 1, 1995..........................................       191.2           -
    Changes in investments by minority shareholders:
       Repurchase by CCP of its common stock.................................................       (44.6)          -
       Purchase of common stock of BLH by Conseco............................................       (31.5)          -
    Minority  interests'  equity in the  change  in  financial  position  of the
     Company's subsidiaries:
       Net income before extraordinary charge................................................        26.4          11.9
       Unrealized appreciation (depreciation) of securities .................................        94.5          (8.4)
       Dividends.............................................................................        (5.5)         (4.1)
       Other.................................................................................         2.5            -
                                                                                                   ------        ------

Minority interest, end of period ............................................................      $554.7        $223.2
                                                                                                   ======        ======
